Exhibit 99.30

Prepayment Agreement

WHEREAS, Wentworth Capital, a division of Charter Financial, Inc. ("Charter"), as Secured Party and Pittsfield Mold & Tool, Inc. as Debtor ("Debtor") are parties to certain Loan and Security Agreement No. 4508 (the "Agreement"), dated ________________, 19___ affecting the equipment (the "Equipment") described therein; and

WHEREAS, the parties hereto desire to confirm their understanding pursuant to which the Debtor may prepay the Agreement on certain dates ("Prepayment Dates") set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1. Provided that the Debtor shall so request Charter in writing not less than ninety (90) days prior to a Prepayment Date, and further provided that the Debtor shall have paid all monthly installment payments due through and including the applicable Prepayment Date in accordance with the terms and provisions of the Agreement and shall then be in compliance with all the terms and provisions of the Agreement and shall continue to comply with all the terms and provisions of the Agreement thereafter until such Prepayment Date, Charter agrees to allow Debtor to prepay the Agreement (in whole, but not in part) by payment of the appropriate prepayment amount as set forth below ("Prepayment Amount") in good funds prior to the applicable Prepayment Date. A Prepayment Date shall mean one day after the date that a regular monthly installment payment is due under the Agreement, provided that there shall be no Prepayment Date prior to the date that the twenty-fourth (24th) monthly installment payment is due and paid under the Agreement.

2. The Prepayment Amount which Debtor shall pay in the event of a prepayment of the Agreement hereunder shall be computed as follows:

(a) For a Prepayment Date which is after the day that the twenty-fourth (24th) monthly installment is due but prior to the date that the thirty-seventh (37th) payment is due, the Prepayment Amount shall be 105% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Charter or its assigns;

(b) For a Prepayment Date which is after the day that the thirty-seventh (37th) monthly installment is due but prior to the date that the forty-ninth (49th) payment is due, the Prepayment Amount shall be 104% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Charter or its assigns;

(c) For a Prepayment Date which is after the day that the forty-ninth (49th) monthly installment is due but prior to the date that the sixty-first (61st) payment is due, the Prepayment Amount shall be 103% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Charter or its assigns;

(d) For a Prepayment Date which is after the day that the sixty-first (61st) monthly installment is due but prior to the date that the seventy-second (72nd) payment is due, the Prepayment Amount shall be 102% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Charter or its assigns;

3. All taxes attributable to the transaction herein contemplated including any taxes on the Prepayment Amount, shall be borne exclusively by the Debtor.

4. Time is of the essence for the Debtor's making written request for prepayment and for remitting the Prepayment Amount in the event Debtor timely exercises its option to prepay hereunder.

5. Except as specifically permitted by this Prepayment Agreement, Debtor shall have no right to prepay the Agreement.

6. Debtor understands and agrees that, notwithstanding Debtor's rights hereunder to prepay the Agreement and Debtor's right to prepay any other agreement whether now existing or hereafter entered into between Debtor and Charter (collectively, the "Financing Agreements"), the Agreement and the Financing Agreements are and shall be cross-collateralized as set forth in the Agreement and the Financing Agreements. Debtor further understands and agrees that the collateral securing the Agreement (including but not limited to the Equipment financed thereunder) will continue to secure all obligations and indebtedness owed under the Agreement and the Financing Agreements until all obligations and indebtedness owed under the Agreement and the Financing Agreements have been satisfied and paid in full and that Charter will have no obligation to release any of the collateral securing the Agreement upon Debtor's prepayment of the Agreement as permitted hereunder unless and until Debtor has satisfied and paid in full all obligations and indebtedness owed under the Agreement and all of the Financing Agreements.

7. This Prepayment Agreement shall constitute an indivisible part of the Agreement and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Pittsfield Mold & Tool, Inc.	Wentworth Capital, a division of Charter Financial, Inc.

By:______________________________ (Authorized Signature)	By:_______________________________ (Authorized Signature)
Title:_____________________________	Title:______________________________
Dated:____________________________	Dated:______________________________